CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), the undersigned officers of American Municipal Income Portfolio Inc. (the “Fund”) do hereby certify, to the best of each such officer’s knowledge, that:

1.	The report on Form N-CSR of the Fund (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Fund.

By:	/s/ Joseph M. Ulrey III
Joseph M. Ulrey III President

Date: October 30, 2013

By:	/s/ Jill M. Stevenson
Jill M. Stevenson Treasurer

Date: October 30, 2013